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(EATON LOGO)

                                                                  EXHIBIT 10 (L)

                                EATON CORPORATION
                         2007 ANNUAL REPORT ON FORM 10-K
                                   ITEM 15 (B)

                                     [date]

                                EATON CORPORATION
                                  EATON CENTER
                              1111 SUPERIOR AVENUE
                              CLEVELAND, OHIO 44114

   AWARD OF RESTRICTED SHARE UNITS UNDER THE EATON CORPORATION 2004 STOCK PLAN

The Compensation and Organization Committee (the "Committee") of the Board of Directors of Eaton Corporation (the "Company") has awarded you a number of restricted share units effective as of [date] (the "Effective Date") under the terms and conditions of the Company's 2004 Stock Plan (the "Plan"). Information concerning the number of restricted share units awarded to you (the "Award") is available online through the Eaton Service Center at Fidelity which may be accessed through the Company's website. You are required to accept the Award online at the Eaton Service Center at Fidelity. By so accepting the Award you acknowledge and agree as follows:

          1. ACCEPTANCE. I hereby accept the aforementioned award on the terms and conditions provided in the Plan and this Agreement.

          2. RESTRICTED SHARE UNITS. I acknowledge that, as of the Effective Date, the restricted share units referred to above (the "Restricted Units") have been awarded to me, contingent on the continuation of my service with the Company as provided herein. Each Restricted Unit is equivalent in value to the market value of one (1) Common Share of the Company. The Restricted Units shall be forfeited and immediately cancelled if my employment with the Company is terminated under any circumstances whatsoever, including without limitation dismissal, resignation, divestiture of operations, death, disability or retirement. This possibility of forfeiture shall lapse only if I have been continuously employed by the Company or one of its affiliates to such dates as follows:

     - two years after the Effective Date with respect to 100% of the Restricted Shares,

     - three years after the Effective Date with respect to an additional 30% of the Restricted Shares, and

     - four years after the Effective Date with respect to an additional 40% of the Restricted Shares.

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     Upon the lapse of the possibility of forfeiture with respect to any of the
     Restricted Units, I will be paid by the Company an amount in cash equal to the closing market price of an equivalent number of Common Shares of the Company on the date of such lapse.

If any Restricted Units are forfeited for any reason, I understand that I will not be entitled to any payment in respect of any Restricted Units so forfeited.

The Management Compensation Committee of the Company (the "Management Committee") reserves the right to decide to what extent my leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed to be an interruption of continuous employment.

          3. NON-TRANSFERABILITY. The Restricted Units shall be non-transferable. I agree not to make, or attempt to make, any sale, assignment, transfer or pledge of any Restricted Units.

          4. REORGANIZATIONS, ETC. In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or other event affecting the Company's Common Shares, the number of Restricted Units shall be equitably adjusted by the Management Committee so as to reflect that change.

          5. DIVIDEND EQUIVALENTS AND VOTING RIGHTS. I acknowledge that there are no voting rights associated with the Restricted Units such as those available to holders of Common Shares of the Company. Until my employment with the Company and its affiliates terminates for any reason, or until such time as the possibility of forfeiture lapses pursuant to Paragraph 2 above, whichever occurs first, the Company will pay me a cash amount equal to the number of Restricted Units subject to restriction times the per share quarterly dividend payments made to common shareholders of the Company, with such payments to be made reasonably promptly after the payment of each such quarterly dividend.

          6. TAX WITHHOLDINGS. I hereby authorize the Company to withhold from any amounts otherwise payable to me, or any of my successors in interest, such federal, state, local or foreign taxes as may be required by law in connection with the award to me of Restricted Units or the lapse of the possibility of forfeiture thereof. I agree that if such amounts are insufficient, I will pay or make arrangements satisfactory to the Company for payment of such taxes.

          7. NO RIGHTS TO CONTINUED EMPLOYMENT. I acknowledge that this award of Restricted Units does not in any way entitle me to continued employment with the Company for the period during which the possibility of forfeiture continues or for any other period, and does not limit or restrict any right the Company otherwise may have to terminate my employment.

          8. COMPETITION BY EMPLOYEE. I expressly acknowledge and agree that in the event that I voluntarily leave the employment of the Company or a subsidiary and within one year after the vesting of the Restricted Units enter into an activity as employee, agent, officer, director, principal or proprietor which, in the sole judgment of the Committee, is in competition with the Company or a subsidiary, the amount of the total fair market value of such vested Restricted Units as of the vesting date shall inure to the benefit of the Company and I agree to promptly pay the same to the Company, unless the Management Committee in its sole discretion shall determine that such action by me is not inimical to the best interests of the Company or its subsidiaries.


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          9. CHANGE OF CONTROL. Notwithstanding anything in this Agreement to the contrary, effective upon a Change of Control of the Company (as defined below), the Restricted Units shall vest and the forfeiture restrictions referred to in Paragraph 2 hereof shall lapse. For the purpose of this Agreement, a "Change of Control" shall mean:

               A. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
                    Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding common shares of the Company (the "Outstanding Common Shares") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

               B. Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               C. Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding common shares of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
                    (iii) at least a majority of the members of the board of


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                    directors of the corporation resulting from such Business
                    Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               D. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred as a result of any transaction or series of transactions which I, or any entity in which I am a partner, officer or more than 50% owner, initiate, if immediately following the transaction or series of transactions that would otherwise constitute a Change of Control, I, either alone or together with other individuals who are executive officers of the Company immediately prior thereto, beneficially own, directly or indirectly, more than 10% of the then outstanding common shares of the Company or the corporation resulting from the transaction or series of transactions, as applicable, or of the combined voting power of the then outstanding voting securities of the Company or such resulting corporation.

          10. MISCELLANEOUS. Unless otherwise expressly provided herein, terms defined in the Plan shall have the same meanings when used in this Agreement. The Management Committee shall have the right at any time in its sole discretion to amend, alter, suspend, discontinue or terminate any Restricted Units without my consent. Also, the Restricted Units shall be null and void to the extent the grant of Restricted Units or the lapse of restrictions thereon is prohibited under the laws of the country of my residence. The Management Committee may, in circumstances determined in its sole discretion, provide for the lapse of the above restrictions at earlier dates. The use of the masculine gender shall be deemed to include the feminine gender. In the event of a conflict between this Agreement and the Plan, this Agreement shall control. This Agreement represents the entire understanding between us on the subject hereof and shall be governed in accordance with Ohio law, without giving effect to conflict of law principles.


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